SPECIAL POWER OF ATTORNEY AND AFFIRMATION



KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, hereby make, constitute, and appoint RHONDA PARISH and/or JAMES VITRANO, and/or either of them, with full power of substitution, my true and lawful attorney-in-fact for me and in my name, place and stead, with full power to execute, and to do and perform all and every other act necessary to file with the Securities and Exchange Commission timely reports of stock transactions by the undersigned involving the stock of Ruby Tuesday, Inc.

The rights, powers, and authority granted herein shall commence and be in full force and effect on the date of the execution hereof and thereafter until revoked, in writing, by me.

WITNESS my hand this 18th day of April, 2016.


\s\ Tom Williams
TOM WILLIAMS

STATE OF FLORIDA
COUNTY OF ORANGE

I, the undersigned, a Notary Public in and for said County and State, hereby certify that Tom Williams, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of said instrument, he executed the same voluntarily on the day the same bears date.

Given under my hand and seal this 18th day of April, 2016.

Stamp


Yvonne Kennedy Pearson
NOTARY PUBLIC


My Commission Expires: 04.10.17